Exhibit 10.1 - 2006 Incentive Compensation Plan

                              LISKA BIOMETRY, INC.
                              --------------------
                                 (THE "COMPANY")

                        2006 INCENTIVE COMPENSATION PLAN

1.       PURPOSE

The purpose of this 2006 Incentive Compensation Plan of Liska Biometry, Inc. is to advance the interests of the Company (as herein defined) by encouraging Eligible Employees (as herein defined) to acquire shares of the Company, thereby increasing their proprietary interest in the Company, encouraging them to remain associated with the Company and furnishing them with additional incentive to advance the interests of the Company in the conduct of their affairs.

2.       DEFINITIONS

As used herein, the following definitions shall apply:

      (a) "Administrator" means the Board or a Committee of the Board duly appointed by the Board as the Administrator hereof.

      (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in the Securities Act.

      (c) "Applicable Laws" means the legal requirements relating to the administration of incentive compensation plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Securities Act, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

      (d) "Award" means the grant of Performance Shares or other right or benefit under the Plan.

      (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

      (f)   "Board" means the Board of Directors of the Company.

      (g) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for `Cause' as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's:

            (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity;

            (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability);

            (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity;

            (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or

            (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

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      (h)   "Change in Control" means a change in ownership or control of the
            Company effected through either of the following transactions:

            (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept, or

            (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

      (i) "Committee" means any committee appointed by the Board to administer the Plan.

      (j)   "Common Stock" means the common stock of the Company.

      (k)   "Company" means Liska Biometry, Inc., a Florida company.

      (l) "Consultant" means any person (other than an Employee or solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

      (m) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause 2.(h)(ii) who were still in office at the time such election or nomination was approved by the Board.

      (n) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee or Consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. No such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

      (o)   "Corporate Transaction" means any of the following transactions:

            (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is organized;

            (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

            (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

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      (p)   "Director" means a member of the Board or the board of directors of any Related Entity.

      (q) "Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

      (r) "Eligible Employee" means any person who is an Employee or a Consultant.

      (s) "Employee" means any person, including an Officer or Director, who is a full-time or part-time employee of the Company or any Related Entity.

      (t) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the average closing price for a Share for the last seven (7) market trading days prior to the time of the determination (or, if no closing price was reported on those days, on the last seven trading days on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the NASDAQ National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Small Cap Market for the seven (7) days prior to the time of the determination (or, if no such prices were reported on those days, on the last seven days on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (ii) In the absence of an established market for the Common Stock of the type described in 2.(t)(i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

      (u) "Grantee" means an Eligible Employee who receives an Award pursuant to an Award Agreement under the Plan.

      (v)   "Insider" means:

            (i)   a Director or Senior Officer of the Company;

            (ii) a Director or Senior Officer of a person that is itself an Insider or Subsidiary of the Company;

            (iii) a person that has:

                  A.    direct or indirect beneficial ownership of,

                  B.    control or direction over, or

                  C. a combination of direct or indirect beneficial ownership of and control or direction over securities of the Company carrying more than 10% of the voting rights attached to all the Company's outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution, or

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            (iv)  the Company itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.

      (w) "Officer" means a person who is an officer, including a Senior Officer, of the Company or a Related Entity within the meaning prescribed to under the Securities Act and the rules and regulations promulgated thereunder.


      (x) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

      (y) "Parent" means a "parent corporation", whether now or hereafter existing, which holds a majority of the voting shares of the Company.

      (z) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator not to exceed an aggregate of 3,000,000 Shares.

      (aa) "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

      (bb) "Plan" means this 2006 Incentive Compensation Plan as approved by Board consent with effect from March 13th, 2006.

      (cc) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

      (dd) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

      (ee) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

      (ff)  "Securities Act" means the Securities Act of 1933, as amended.

      (gg)  "Senior Officer" means:

            (i) the chair or vice chair of the Board, the president, a vice-president, the secretary, the treasurer or the general manager of the Company;

            (ii) any individual who performs functions for a person similar to those normally performed by an individual occupying any office specified in paragraph 2.(gg)(i) above, and

            (iii) the five (5) highest paid employees of the Company, including any individual referred to in paragraph 2.(gg)(i) or 2.(gg)(ii) and excluding a commissioned salesperson who does not act in a managerial capacity.

      (hh)  "Share" means a share of the Common Stock.

      (ii) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as determined by British Columbia corporate law.

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      (jj)  "Stock Incentive Plan" means the current stock option plan and any subsequent such plans approved by the shareholders of the Company.

      (kk) "Related Entity Disposition" means the sale, distribution or other disposition by the Company of all or substantially all of the Company's interests in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity.

3.       OPTIONS ISSUED UNDER THE PLAN

All Options issued under the Plan shall be subject to the provisions of the Stock Incentive Plan.

4.       ADMINISTRATION

      (a)   Plan Administrator

            (i) Administration with Respect to Eligible Employees. With respect to grants of Awards to Eligible Employees, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

            (ii) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection 4(a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

      (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

            (i) to select the Eligible Employees to whom Awards may be granted from time to time hereunder;

            (ii) to determine whether and to what extent Awards are granted hereunder;

            (iii) to determine the number of Performance Shares or the amount of other consideration to be covered by each Award granted hereunder;

            (iv)  to approve forms of Award Agreements for use under the Plan;

            (v) to determine the terms and conditions of any Award granted hereunder;

            (vi) to suspend the right of an Eligible Employee to receive an Award for any reason that the Administrator considers in the best interest of the Company;

            (vii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favourable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

            (viii) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

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      (c)   Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons. However, the Board reserves the right to override such decisions, determinations and interpretations of the Administrator.

5.       ELIGIBILITY

Awards may be granted to Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6.       TERMS AND CONDITIONS OF AWARDS

      (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Eligible Employee that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Performance Shares,
            (ii) an Option, (iii) a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, (iv) cash or (v) any other security with the value derived from the value of the Shares. Such Awards may include, without limitation, cash, Shares, Options, SARs, Restricted Stock, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

      (b) Designation of Award. Each Award shall be designated in the Award Agreement.

      (c) Conditions of Award. Subject to the terms of the Plan and Applicable Laws, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, economic value added, market value added, achievement of individual or corporate objectives, or other measures of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

      (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

      (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

      (f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

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      (g)   Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

      (h) Term of Award. The term of each Award shall be the term stated in the Award Agreement.

      (i) Transferability of Awards. Awards shall be transferable to the extent provided in the Award Agreement.

      (j) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

      (k) Termination of Continuous Service. If Continuous Service is terminated by the Company or a Related Party for Cause, or by a Grantee voluntarily, any unvested benefits under the Plan will expire. If Continuous Service is terminated by retirement, death or Disability of a Grantee, or by the Company for other than Cause, unvested benefits will be earned in accordance with the vesting schedule in the Award Agreement.

      (l)   Shares Reserved.

                  (a) Pool. The aggregate number of shares of Stock that may be issued under this Plan will not exceed THREE MILLION SHARES (3,000,000) (the "Pool").

                  (b) Adjustments Upon Changes in Stock. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of shares of Stock in the Pool that may be issued hereunder; (ii) other rights and matters determined on a per share basis under this Plan hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

7.       CONDITIONS UPON ISSUANCE OF SHARES

      (a) Shares shall not be issued pursuant to an Award unless such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) As a condition to an Award, the Company may require the person receiving Performance Shares to represent and warrant at the time of any such Award that the Shares are only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

8.       CORPORATE TRANSACTIONS/CHANGES IN CONTROL/RELATED ENTITY DISPOSITIONS

Except as may be provided in an Award Agreement the Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction, Change in Control or Related Entity Disposition or at the time of an actual Corporate Transaction, Change in Control or Related Entity Disposition at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full automatic vesting of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction, Change in Control or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction, Change in Control or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control or Related Entity Disposition shall remain fully vested or released until the termination of the Award. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its parent.

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9.       EFFECTIVE DATE AND TERM OF PLAN

The Plan shall become effective as of March 13, 2006. It shall continue in effect until March 13th, 2011 unless sooner terminated.

10.      AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

      (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

      (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

      (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 10.(a), above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

11.      NO EFFECT ON TERMS OF EMPLOYMENT/CONSULTING RELATIONSHIP

The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without Cause.

12.      NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS

Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.

13.      GOVERNING LAW

The Plan shall be governed by the laws of the State of Florida and the Federal laws of the United States applicable therein; provided, however, that any Award Agreement may provide by its terms that it shall be governed by the laws of any other jurisdiction as may be deemed appropriate by the parties thereto.


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                      -------------------------------------

                            CERTIFICATION IN SUPPORT
                               OF FORM S-8 FILING
                    ----------------------------------------

      CHRIS LECLERC, of full age, as the President and CEO of Liska Biometry, Inc. (the "Company") hereby certifies as follows:

      1. I make this Certification in support of the S-8 Filing by the Company:

      2. At the time of the S-8 filing for the following individuals, all services performed by the recipients of the shares are for bona fide services which do not violate any of the provisions of the use of Form S-8:

      10.1  2006 Incentive Compensation Plan

      I certify that the foregoing statements made by me are true. I am aware that if any of the foregoing statements made by me are willfully false, I am subject to punishment. LISKA BIOMETRY, INC.


DATE: March 14, 2006                        By:
                                               ---------------------------------
                                                  Chris LeClerc
                                                  President and CEO








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